SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2019

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

International Stem Cell Corporation (the “Company”) held its Annual Meeting of Stockholders on June 3, 2019. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 30, 2019.

Proposal 1:	Election of four directors to hold office until the 2020 Annual Meeting:

A. Directors elected by holders of Series D Preferred Stock.

	FOR	WITHHELD
Andrey Semechkin	2,457,142	0
Russell Kern	2,457,142	0

B. Directors elected by holders of all shares of stock.

	FOR	WITHHELD
Donald A. Wright	7,387,325	50,224
Paul V. Maier	7,386,807	50,742

Broker Non-Votes: none

All of the foregoing candidates were elected.

Proposal 2:	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement:

FOR	AGAINST	ABSTAIN
7,387,107	54,303	5,319

Broker Non-Votes: none

The foregoing proposal was approved.

Proposal 3:	To vote, on an advisory bases, on how often we should submit a “Say on Pay” proposal, such as provided for in Proposal 2, to stockholders:

1 YEAR	2 YEARS	3 YEARS
119,809	2,987,510	4,326,001

Broker Non-Votes: none

Based on the stockholder vote, the Board of Directors has determined to hold future advisory votes on the compensation of the Company’s named executive officers every 3 years until the next stockholder advisory vote on the frequency of stockholder votes on the compensation of named executive officers or until the Board of Directors otherwise determines that a different frequency for such advisory vote would be in the best interests of the stockholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Sophia Garnette
Sophia Garnette
Vice President Legal Affairs and Operations

Dated: June 7, 2019